SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

            (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

LAS VEGAS SANDS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE CHAIRMAN

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Las Vegas Sands Corp., which will be held on June 9, 2005 at 9:00 am, New York Time, at the Hilton Millenium Hotel, in the Chelsea Room, located at 55 Church Street, New York, New York 10007.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. You may vote in person or by returning your proxy card. Instructions for voting are provided in the enclosed materials.

On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

Sheldon G. Adelson Chairman of the Board and Chief Executive Officer

April 29, 2005

NOTICE OF ANNUAL MEETING

to be held on

June 9, 2005

To the Stockholders:

The Annual Meeting of Stockholders of Las Vegas Sands Corp., a Nevada corporation (“LVS” or the “Company”), will be held at the Hilton Millenium Hotel, in the Chelsea Room, located at 55 Church Street, New York, New York 10007, on June 9, 2005, at 9:00 a.m., New York Time, for the following purposes:

1. To elect two directors to the Board of Directors for a three-year term;

2. To consider and act upon the ratification of the selection of our independent registered public accounting firm; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 15, 2005 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date. Such list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

Bradley K. Serwin General Counsel and Secretary

April 29, 2005

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.

Use of the enclosed envelope requires no postage for mailing in the United States.

PROXY STATEMENT

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Thursday, June 9, 2005 at the Hilton Millenium Hotel, in the Chelsea Room, located at 55 Church Street, New York, New York 10007, beginning at 9:00 a.m., New York Time. Please note that throughout these proxy materials we may refer to Las Vegas Sands Corp. as “we,” “us,” or “our.” We first began mailing this Proxy Statement and accompanying proxy card on or about April 29, 2005.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 15, 2005, will be entitled to vote at the meeting.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 15, 2005, 354,160,692 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote in person by attending the meeting or by completing and returning a proxy by mail. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may give a proxy to vote their customer’s stock without customer instructions if (i) they transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) the brokerage firm has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders and do not include authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposal, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, beneficially owned 86.8% of our Common Stock as of the record date and will be entitled to vote his shares at the annual meeting. Mr. Adelson has indicated that he intends to vote all of his shares in favor of both of the director nominees and for the ratification of the selection of our independent registered public accounting firm.

If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends, which is “FOR” the election of each of the nominees for director as set forth under Proposal 1 below and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Las Vegas Sands Corp.’s independent registered public accounting firm for 2005 as described in Proposal 2 below.

How to Revoke or Change Your Vote

You may revoke your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation in writing;

•	by delivering to the Corporate Secretary a duly executed proxy card bearing a later date; or

•	by voting in person at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Sands Boulevard South, Las Vegas, Nevada 89109.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the Company’s 2004 Annual Report are available on our website at www.lasvegassands.com. In the future, instead of receiving copies of the Proxy Statement and annual report in the mail, stockholders may elect to receive an e-mail with a link to these documents on the internet. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

Stockholders of Record. If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders. If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the Company’s Annual Meeting of Stockholders, the Company is required to send to each stockholder of record a Proxy Statement and annual report, and to arrange for a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate mailings of Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Proxy Statement will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single Proxy Statement or annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Proxy Statement or annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Proxy Statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single Proxy Statement and annual report but later decide that you would prefer to receive a separate copy of the Proxy Statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Proxy Statements or annual reports. If you wish to receive a separate copy of the Proxy Statement or annual report for each stockholder sharing your address in the future, you may contact American Stock Transfer & Trust Company directly by telephone at 1-800-PROXIES (1-800-776-9437) or by visiting our transfer agent’s website at www.amstock.com and following the instructions thereon.

Important Notice about Security

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of April 15, 2005, as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

	Beneficial Ownership(1)
Name of Beneficial Owner(2)	Shares	Percent (%)
Sheldon G. Adelson(3)(5)(6)	228,949,019	64.6%
Adelson Family Trusts(4)	40,356,105	11.4
Sheldon G. Adelson 2002 Four Year LVSI Annuity Trust(5)	30,329,917	8.6
Sheldon G. Adelson 2004 Two Year LVSI Annuity Trust(6)	7,678,117	2.2
William P. Weidner(7)(8)	3,597,827	1.0
Irrevocable Trust of William P. Weidner(9)	2,655,007	*
Bradley H. Stone(9)(10)(11)	2,760,888	*
The Stone Crest Trust(8)	1,928,737	*
Robert G. Goldstein(12)	2,594,351	*
The Robert G. Goldstein Grantor Retained Annuity Trust(11)	532,066	*
Harry D. Miltenberger	212,826	*
Irwin Chafetz	23,000	*
Charles D. Forman(4)(5)(6)	665,082	*
Michael A. Leven	—	—
James L. Purcell	1,900	*
Irwin A. Siegel	—	—
All executive officers and the directors of our Company as a group (12 persons)	322,291,842	91.0%

*	Less than 1%.
(1)	A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock.
(2)	The address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)	This amount includes 53,207 shares of our Common Stock that may be purchased from Mr. Adelson upon exercise of options granted by Mr. Adelson to one of our employees under the 1997 Plan (as defined in “Executive Compensation and Other Information—Plans”). This amount excludes 78,364,139 shares of our Common Stock that Mr. Adelson transferred to various family trusts established by Mr. Adelson.
(4)

Mr. Adelson’s spouse, Dr. Miriam Adelson, and Mr. Forman may each be deemed to beneficially own the 40,356,105 shares of our Common Stock held as trustees of four Adelson family trusts. These four trusts were established pursuant to the terms of the Sheldon G. Adelson 2002 Remainder Trust. Dr. Adelson and Mr. Forman share dispositive and voting control over the shares in the trusts. Mr. Forman disclaims such beneficial ownership and these proxy materials shall not be deemed an admission that Mr. Forman is a beneficial owner of such shares for purposes of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(5)	Mr. Adelson and Mr. Forman may each be deemed to beneficially own the 30,329,917 shares of our Common Stock held by the Sheldon G. Adelson 2002 Four Year LVSI Annuity Trust as a trustee of the trust. Mr. Adelson has sole dispositive control over the shares in the trust. Mr. Forman has sole voting control over the shares in the trust. Mr. Forman disclaims such beneficial ownership and these proxy materials shall not be deemed an admission that Mr. Forman is a beneficial owner of such shares for purposes of the Exchange Act.
(6)	Mr. Adelson and Mr. Forman may each be deemed to beneficially own 7,678,117 shares of our Common Stock held by the Sheldon G. Adelson 2004 Two Year LVSI Annuity Trust as a trustee of the trust. Mr. Adelson has sole dispositive control over the shares in the trust. Mr. Forman has sole voting control over the shares in the trust. Mr. Forman disclaims such beneficial ownership and these proxy materials shall not be deemed an admission that Mr. Forman is a beneficial owner of such shares for purposes of the Exchange Act.
(7)	This amount excludes 2,655,007 shares of our Common Stock that Mr. Weidner transferred to the Irrevocable Trust of William P. Weidner and over which he has no voting or dispositive control.
(8)	Mr. Weidner may be deemed to beneficially own the 1,928,737 shares of our Common Stock held by The Stone Crest Trust as the trustee of the trust. Mr. Weidner has sole voting and dispositive control over the shares in the trust. Mr. Weidner disclaims such beneficial ownership and these proxy materials shall not be deemed an admission that Mr. Weidner is a beneficial owner of such shares for purposes of the Exchange Act.
(9)	Mr. Stone may be deemed to beneficially own the 2,655,007 shares of our Common Stock held by the Irrevocable Trust of William P. Weidner as the trustee of the trust. Mr. Stone shares voting and dispositive control over the shares in the trust with the protector of the trust, who is Mr. Weidner’s wife, Lynn Hackerman Weidner. Mr. Stone disclaims such beneficial ownership, and these proxy materials shall not be deemed an admission that Mr. Stone is a beneficial owner of such shares for purposes of the Exchange Act.
(10)	This amount excludes 1,928,737 shares that Mr. Stone transferred to The Stone Crest Trust and over which he has no voting or dispositive control.
(11)	Mr. Stone may be deemed to beneficially own the 532,066 shares of our Common Stock held by The Robert G. Goldstein Grantor Retained Annuity Trust as the trustee of the trust. Mr. Stone has voting and dispositive control over the shares in the trust. Mr. Stone disclaims such beneficial ownership and these proxy materials shall not be deemed an admission that Mr. Stone is a beneficial owner of such shares for purposes of the Exchange Act. Mr. Goldstein has the right to reacquire the shares in the trust at any time and therefore may be deemed to have beneficial ownership over such shares.
(12)	This amount excludes 532,066 shares of our Common Stock that Mr. Goldstein transferred to The Robert G. Goldstein Grantor Retained Annuity Trust. Mr. Goldstein has the right to reacquire the shares in the trust at any time and therefore may be deemed to have beneficial ownership over such shares.

BOARD OF DIRECTORS

Our Board currently has seven directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. Our directors are expected to attend each Annual Meeting of stockholders. The term of office of the current Class I directors will expire at the meeting. The term of office for the Class II directors will be subject to renewal in 2006, and the term of office for the Class III directors will be subject to renewal in 2007. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

The nominees for re-election for a three-year term ending in 2008 are as follows:

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class

Charles D. Forman (58)

Mr. Forman has been a director of the Company since August 2004. He has been a director of the Company’s wholly-owned operating subsidiary Las Vegas Sands, Inc. (“Las Vegas Sands, Inc.”) since March 2004. Mr. Forman has served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business since 2002. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of Interface Group, Inc., a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988.

	2004	I

Irwin A. Siegel (64)

Mr. Siegel has been a director of the Company and of Las Vegas Sands, Inc. since February 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche, LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is the incoming president of the Weinstein Hospice in Atlanta.

	2005	I

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class

The other members of the Board are as follows:

Sheldon G. Adelson (71)

Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, Inc. since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s, all of which were sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed the Sands Expo Center, which he grew into one of the largest convention and trade show destinations in the United States before transferring it to us in July 2004. He has been President and Chairman of Interface Holding since the mid-1970s and Chairman of our affiliate Interface Group-Massachusetts Inc. since 1990.

	2004	III

William P. Weidner (60)

Mr. Weidner has been the President and Chief Operating Officer and a director of the Company since August 2004. He has been the President and Chief Operating Officer of Las Vegas Sands, Inc. since December 1995 and a director of Las Vegas Sands, Inc. since August 2004. From 1985 to 1995, Mr. Weidner was President and Chief Operating Officer and served on the board of Pratt Hotel Corporation. From February 1991 to December 1995, Mr. Weidner was also the President of Pratt’s Hollywood Casino-Aurora subsidiary and from June 1992 until December 1995, he served on the board of the Hollywood Casino Corporation. Since September 1993, Mr. Weidner has served on the board of directors of Shorewood Packaging Corporation. Mr. Weidner directed the opening of Hollywood Casino, one of Chicago’s first riverboat casino hotels, New York City’s Maxim’s de Paris (now the Peninsula), and hotels in Orlando and Palm Springs.

	2004	II

Michael A. Leven (67)

Mr. Leven has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, Inc. since May 2004. Mr. Leven has spent his entire 43-year career in the hotel industry. Mr. Leven is the founder, Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., which franchises the Microtel Inns & Suites, Hawthorn Suites and Best Inns & Suites hotel brands. Mr. Leven formed U.S. Franchise Systems, Inc. in 1995. From 1990 to 1995, Mr. Leven was President and Chief Operating Officer of Holiday Inns Worldwide. From 1985 to 1990, he was president of Days Inn of America. Mr. Leven serves as director of Hersha Hospitality Trust. Mr. Leven serves on many other business group boards.

	2004	II

James L. Purcell (75) Mr. Purcell has been a director of the Company and of Las Vegas Sands, Inc. since July 2004. Mr. Purcell was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison from January 1964 through December 1999. Mr. Purcell has practiced law in Boca Raton, Florida, since his retirement from Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Purcell is a Director Emeritus of King’s College.	2004	III

Name (Age), Principal Occupation and Other Directorships	First Became a Director	Class

Irwin Chafetz (68)

Mr. Chafetz has been a director of the Company and of Las Vegas Sands, Inc. since March 2005. Mr. Chafetz is a director of The Interface Group, a Massachusetts business trust which controls Interface Group-Massachusetts, LLC, a company that owns and operates GWV Vacations, New England’s largest charter tour operator, and Sunburst Vacations LLC, a national scheduled tour operator. Mr. Chafetz has been associated with GWV Vacations and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, which at its peak was the largest American trade show with a presence in more than 20 countries, and also owned and operated the Sands Expo and Convention Center, the largest privately-owned convention center in the United States. From 1989 to 1995 Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Dean’s Advisory Council at Boston University School of Management and the Board of Trustees at Suffolk University.

	2005	III

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission (“SEC”). Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors and executive officers that no other reports were required, the Company notes that all reports for the year 2004 were filed on a timely basis except that due to an administrative error the Form 4 report filed on behalf of Mr. Purcell by an attorney-in-fact failed to include his purchase of 1,900 shares of our Common Stock in the directed share program of our initial public offering.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board

NYSE Listing Standards. Certain provisions of the corporate governance rules of the NYSE rules are not applicable to “controlled companies.” “Controlled companies” under those rules are companies of which more than 50 percent of the voting power is held by an individual, a group or another company. The Company currently is a “controlled company” under this definition by virtue of the ownership by Mr. Adelson of in excess of 50 percent of the voting power of the Common Stock and his ability to elect the entire Board. Accordingly, the Company has chosen to take advantage of certain of the exemptions provided in the NYSE rules—specifically, the Company is not required to have (i) a majority of independent directors, (ii) a nominating/governance committee and (iii) a compensation committee composed entirely of independent directors.

Independent Directors. As a “controlled” company pursuant to the rules of the NYSE, we are not required to have a majority of independent directors on our Board. The Board has determined that three of the seven members of the Board currently satisfy the criteria for independence under applicable Exchange Act and NYSE rules, namely Messrs. Leven, Purcell and Siegel. In making its determination, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.

Board Meetings. The Board held one meeting and acted by written consent seven times during 2004. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. During 2004, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served (held during the period for which they served).

Committees

Standing Committees. Our Board has two standing committees: an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). We are not required to have a nominating committee and the director nomination function is performed by the Board as a whole as described under “—Corporate Governance—Nomination of Directors” below.

Audit Committee. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent registered public accounting firm and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board.

The current members of our Audit Committee are Irwin A. Siegel (Member and Chair since February 7, 2005), Charles D. Forman (Chair through February 6, 2005), Michael A. Leven and James L. Purcell. The Board has determined that each of Messrs. Siegel, Leven and Purcell is independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. The Board has determined that Mr. Forman is not independent for purposes of these rules and regulations because he is a trustee of certain trusts established by Mr. Adelson for his benefit and that of his family members. Under the transition rules of the NYSE, our Audit Committee must be composed entirely of independent directors by December 14, 2005 (one year from the date of effectiveness of the registration statement filed with the SEC in connection with our initial public offering), but before that time our Audit Committee may have a majority of independent directors. The Board has determined that it is in the best interests of the Company and its stockholders to take advantage of the transition rules of the NYSE and maintain Mr. Forman as a member of the Company’s Audit Committee following his election at the Annual Meeting until no later than December 14, 2005, so that the Audit Committee continues to have the benefit of Mr. Forman’s experience as chairman of the Audit Committee prior to and immediately following the Company’s initial public offering. Mr. Forman is expected to resign from the Audit Committee before December 14, 2005. The Board has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Siegel qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and the SEC regulations. The Audit Committee did not hold any meeting during 2004 since the Company was only formed in August 2004.

Compensation Committee. The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our officers. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as administer our 1997 Plan and our 2004 Plan (as defined in “Executive Compensation and Other Information—Plans”). The current members of the Compensation Committee are Charles D. Forman (Chair), Michael A. Leven, James L. Purcell and Irwin Chafetz. The Compensation Committee held one meeting and acted by written consent two times during 2004.

Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee in 2004 were Messrs. Forman, Leven and Purcell. Mr. Forman was, from 1989 to 1995, an officer of Interface Group-Massachusetts, Inc. and Interface Group-Nevada, Inc., companies controlled by Mr. Adelson (our “principal stockholder”). None of the other members of our Compensation Committee are, or have been, an employee or officer of the Company. None of our executive officers serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Director Compensation

Each non-employee director receives an annual cash retainer of $50,000 and an annual grant of restricted stock equal in value to $50,000. The restricted stock is subject to a one-year forfeiture period and may not be sold until the director retires from the Board. In addition, non-employee directors receive a one-time grant of options with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes Option valuation model). These options vest at a rate of 20% of the option grant each year over five years. Both the restricted stock grants and the options are granted to the directors pursuant to our 2004 Plan. In 2004, each of Messrs. Forman, Leven and Purcell received options to purchase approximately 8,349 shares of Common Stock.

We pay non-employee directors $1,500 for each meeting of the Board that they attend ($750 for telephonic meetings) and $1,000 for each meeting of a committee of the Board that they attend ($500 for telephonic meetings). Annual retainers are paid to the chairperson of each committee of the Board as follows: $10,000 for the Audit Committee chairperson and $5,000 for the Compensation Committee chairperson. The above cash compensation may be deferred by directors into a deferred compensation plan that we have established. Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance. As a retired partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Mr. Purcell is obligated to turn over to his former law firm all consideration he receives as a director of our company.

Corporate Governance

Commitment to Corporate Governance. Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the SEC and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws and the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics; and

•	our Statement on Reporting Ethical Violations.

Copies of each of these documents are available on our website at www.lasvegassands.com by clicking on “Investor Information,” then “Corporate Governance.” Copies also are available without charge by sending a written request to the Corporate Secretary at the following address: Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines for the Company setting forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

Code of Conduct. We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Conduct is provided to all new directors, officers and employees.

Statement on Reporting Ethical Violations. We have adopted a Statement on Reporting Ethical Violations (the “Statement”) to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Conduct, and ensure that those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. This Statement is provided to all new directors, officers and employees.

Nomination of Directors. The Board does not have a standing nominating committee, because it has determined that it is in the best interests of the Company for such function to be performed by the Board as a whole. The candidates for election at this annual meeting were nominated by the Board. The Board, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Board considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity in personal and professional dealings of the candidate;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of the existing Board;

•	the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Corporate Governance Guidelines and By-Laws of the Company;

•	the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Board has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

The Board will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Board does not have a policy for considering director candidates recommended by security holders and believes that not having such a policy is appropriate in light of our principal stockholder’s majority ownership of the Company’s Common Stock.

Presiding Non-Management Director. In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board meets at least quarterly in executive session without management directors or any members of the Company’s management being present. At each executive session a presiding director chosen by a majority of the directors present at such session presides over the session.

Stockholder Communications with the Board and Audit Committee. The Board has established a process for stockholders to communicate with members of the Board, the Audit Committee, the non-management directors and the presiding non-management director of executive sessions of the Board.

Director Communications

Stockholders interested in contacting our Board, the Chairman of the Board, the presiding non-managing director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Las Vegas Sands Corp.

c/o Corporate Secretary

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicate to the Audit Committee of our Board using the procedures described below. All other stockholder communications addressed to our Board will be referred to our presiding non-managing director of executive sessions and tracked by the Corporate Secretary. Stockholder communications addressed to a particular director will be referred to that director.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal accounting controls, or auditing mattes should be communicated to the Audit Committee of our Board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through our General Counsel by writing to:

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: General Counsel

All such concerns will be reviewed under Audit Committee direction and tracked by the General Counsel, Internal Audit, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS

This section contains certain information about our executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between such officers and any other person pursuant to which they were selected as officers.

Name	Age	Title
Sheldon G. Adelson	71	Chairman of the Board, Chief Executive Officer and Treasurer
William P. Weidner	60	President and Chief Operating Officer
Bradley H. Stone	50	Executive Vice President
Robert G. Goldstein	49	Senior Vice President
Scott D. Henry	40	Senior Vice President and Chief Financial Officer
Harry D. Miltenberger	62	Chief Accounting Officer and Vice President—Finance
Bradley K. Serwin	44	General Counsel and Secretary

For background information on Messrs. Adelson and Weidner, please see “Board of Directors.”

Bradley H. Stone has been Executive Vice President of our Company since August 2004. He has been Executive Vice President of Las Vegas Sands, Inc. since December 1995. From June 1984 through December 1995, Mr. Stone was President and Chief Operating Officer of the Sands Hotel in Atlantic City. Mr. Stone also served as an Executive Vice President of the parent Pratt Hotel Corporation from June 1986 through December 1995.

Robert G. Goldstein has been Senior Vice President of our Company since August 2004. He has been Senior Vice President of Las Vegas Sands, Inc. since December 1995. From 1992 until joining our Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation.

Scott D. Henry has been Senior Vice President and Chief Financial Officer of our Company since September 2004. From May 2001 until September 2004, Mr. Henry was a Managing Director in the Telecommunications, Media and Technology Group at ABN AMRO Incorporated. From January 2000 to May 2001, he was a Managing Director in the Telecommunications Group at ING Barings in New York. Prior to joining ING Barings, Mr. Henry was a Managing Director in the Media, Entertainment and Communications Group at Prudential Securities and the head of Prudential’s Gaming and Leisure practice. Mr. Henry joined Prudential in March 1997.

Harry D. Miltenberger has been Chief Accounting Officer of our Company since September 2004 and Vice President-Finance of our Company since August 2004. He has been Chief Accounting Officer of Las Vegas Sands, Inc. since September 2004, and Vice President—Finance of Las Vegas Sands, Inc. since February 1997. He was Secretary of the Company from August 2004 until January 2005.

Bradley K. Serwin has been the General Counsel and Secretary of our Company since January 2005. From June 1999 until January 2005, Mr. Serwin served as Executive Vice President, General Counsel and Corporate Secretary of Ticketmaster, a ticketing and access company, and its predecessors. Prior to joining Ticketmaster, Mr. Serwin served from March 1995 until May 1999 as Senior Vice President, General Counsel and Corporate Secretary of Paula Financial, a publicly-traded insurance and financial services company. From 1986 until March 1995, Mr. Serwin practiced law with Gibson Dunn & Crutcher.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning the compensation earned by or paid to Sheldon G. Adelson (our Chairman, Chief Executive Officer and Treasurer), and each of our four other most highly compensated executive officers (with Mr. Adelson, the “named executive officers”) during each of the past three fiscal years.

Summary Compensation Table

Name and Principal Position	Annual Compensation			Long-Term Compensation	All Other Compensation ($)(3)
	Year	Salary($)	Bonus($)(1)	Securities Underlying Options(#)(2)
Sheldon G. Adelson Chairman of the Board, Chief Executive Officer and Treasurer	2004 2003 2002	1,557,692 1,500,000 3,000,000	30,000,000 750,000 —	91,843 — —	— — —

William P. Weidner President and Chief Operating Officer	2004 2003 2002	1,282,561 1,187,648 1,139,600	13,157,243 885,980 1,972,000	1,026,313 — 19,960	81,913 140,544 5,712

Bradley H. Stone Executive Vice President	2004 2003 2002	1,026,049 950,118 911,680	12,606,033 708,784 582,600	780,172 — 14,970	26,798 11,098 4,200

Robert G. Goldstein Senior Vice President	2004 2003 2002	961,921 890,736 854,700	11,944,122 664,485 504,000	484,030 — 9,980	52,430 76,582 4,200

Harry D. Miltenberger Vice President—Finance	2004 2003 2002	351,923 275,000 272,808	795,000 90,000 94,900	27,300 — —	7,091 6,954 5,692

(1)	In July 2004, we made one-time cash incentive payments to Messrs. Adelson, Weidner, Stone and Goldstein in the amounts of $30.0 million, $11.2 million, $10.2 million and $10.6 million, respectively. These incentive payments were paid to these executives for the significant value they created in connection with securing the financing of the Palazzo Resort Hotel Casino mall and arranging for the sale of such mall.
(2)	Amounts reported include options granted in such years under our 1997 Plan and our 2004 Plan.

The following table contains information concerning the stock option grants made to each of our named executive officers for the fiscal year ending December 31, 2004.

Option Table

Named Executive Officer	Number of securities underlying options granted		Percent of all options granted to employees in fiscal year 2004(a)	Exercise Price ($/share)	Expiration Date	Potential Realizable value at assumed annual rates of stock appreciation for option term
						5%($)	10%($)
Sheldon G. Adelson	91,843	(b)	1.75%	$29.00	12/14/14	$1,675,028	$4,244,849

William P. Weidner	942,820	(c)	18%	$5.64	7/30/14	$3,344,150	$8,474,733
	83,493	(b)	1.59%	$29.00	12/14/14	$1,522,741	$3,858,924
Total:			19.59%

Bradley H. Stone	707,115	(c)	13.5%	$5.64	7/30/14	$2,508,113	$6,356,050
	73,057	(b)	1.39%	$29.00	12/14/14	$1,332,409	$3,376,587
Total:			14.89%

Robert G. Goldstein	471,410	(c)	9%	$5.64	7/30/14	$1,672,075	$4,237,367
	62,620	(b)	1.2%	$29.00	12/14/14	$1,142,060	$2,894,204
Total:			10.2%

Harry D. Miltenberger	27,300	(b)	.52%	$29.00	12/14/14	$497,896	$1,261,766

(a)	Options granted in 2004 include 3,052,460 options granted pursuant to our 1997 Plan, in respect of which Mr. Adelson was required to sell 931,115 of his shares of our Common Stock to satisfy the exercise of such options, and 2,185,783 options granted by the Company pursuant to our 2004 Plan for a total of 5,238,243 options.
(b)	The options granted to Messrs. Adelson, Weidner, Stone and Goldstein vested as to 25% on January 1, 2005 and an additional 25% will vest on each of January 1, 2006, 2007 and 2008. The options granted to Mr. Miltenberger vest as to 25% on each of the first four anniversaries of the date of grant. Each of these options was granted on December 15, 2004.
(c)	These options were fully vested on the date of grant, which was July 30, 2004, and were all exercised prior to December 20, 2004.

(3)	Amounts included in “All Other Compensation” are detailed in the following table.

All Other Compensation

Named Executive Officer	Year	401(k) Plan ($)(i)	Group Term Life Insurance ($)(ii)	Airplane Use ($)(iii)	Other ($)(iv)	Total ($)(v)
Sheldon G. Adelson(vi)	2004 2003 2002	— — —	— — —	— — —	— — —	— — —

William P. Weidner	2004 2003 2002	3,390 3,390 3,390	2,411 2,322 2,322	67,382 125,635 —	8,730 9,197 —	81,913 140,544 5,712

Bradley H. Stone	2004 2003 2002	3,390 3,390 3,390	841 810 810	16,020 — —	6,547 6,898 —	26,798 11,098 4,200

Robert G. Goldstein	2004 2003 2002	3,390 3,390 3,390	841 810 810	43,834 67,783 —	4,365 4,599 —	52,430 76,582 4,200

Harry D. Miltenberger	2004 2003 2002	3,390 3,390 3,390	3,701 3,564 2,302	— — —	— — —	7,091 6,954 5,692

(i)	Amounts listed are matching contributions made under The Venetian Casino Resort, LLC 401(k) Plan, which is a tax-qualified defined contribution plan that is generally available to our eligible employees.
(ii)	Amounts imputed as income in connection with our payment in the applicable year of a premium on group term life insurance, the insurance coverage being equal to two times base salary, up to a maximum of $500,000. This group term life insurance is generally available to all salaried employees.
(iii)	During 2003 and 2004, our executive officers were provided with the opportunity to use airplanes that we own or lease for personal use, and the officer is deemed to have received the value of the airplane use. This value was calculated as being equal to the Company’s incremental cost of such use. We discontinued this practice in early 2005.
(iv)	Value of imputed interest on a loan to the named executive officer.
(v)	During each of 2002, 2003 and 2004, the executive officers participated in a group supplemental medical and accidental death and disability insurance program available only to certain of our senior officers. The supplemental insurance coverage is in excess of that coverage provided by our group medical plan and the aggregate program cost to us during each of 2002, 2003 and 2004 was $54,781, $82,737 and $46,030, respectively.
(vi)	Mr. Adelson reimburses the Company for the portion of the Company’s cost to provide security and automobiles to Mr. Adelson and his immediate family which the Company has determined to be the personal value to him as opposed to a business expense for the Company. Accordingly, Mr. Adelson did not receive personal compensation for security or automobiles and no personal compensation is shown in the table.

Aggregated Option Exercises in 2004 and Option Values on December 31, 2004

The following tables show stock options to purchase our Common Stock that our named executive officers exercised during 2004 and the number of shares and the value of grants outstanding as of December 31, 2004 for each named executive officer.

Named Executive Officer	Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End			Value of Unexercised In-the-Money Options/SARs at FY-End ($)(a)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Sheldon G. Adelson	—	—	—		91,843	—	1,745,017
William P. Weidner	942,820	0	—		83,493	—	1,586,367
Bradley H. Stone	707,115	797,400	—		73,057	—	1,388,083
Robert G. Goldstein	471,410	531,600	—		62,620	—	1,189,780
Harry D. Miltenberger	212,826	983,168	53,207	(b)	27,300	2,499,618	518,700

(a)	Based on the per share price of our Common Stock at December 31, 2004 of $48.00.
(b)	Mr. Adelson, rather than the Company, is obligated to sell the Common Stock underlying these options to Mr. Miltenberger upon exercise. These options expire no later than August 11, 2005.

Plans

Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan

We assumed the Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan (the “1997 Plan”) on December 20, 2004. The 1997 Plan provides for 19,952,456 shares of our Common Stock to be reserved for issuance to officers and other key employees or consultants of our Company or any of our “affiliates” or “subsidiaries” (each as defined in the 1997 Plan) pursuant to options granted under the 1997 Plan. The 1997 Plan was terminated with respect to future grants effective on December 20, 2004, and the only options remaining outstanding under the 1997 Plan as of December 31, 2004 are those 53,207 options held by Mr. Miltenberger for which Mr. Adelson continues to hold the obligation to sell shares of our Common Stock upon exercise of the options due to his assumption of the obligations of the 1997 Plan for activities prior to July 15, 2004.

Las Vegas Sands Corp. 2004 Equity Award Plan

We adopted the Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”), which became effective on December 15, 2004. Our Compensation Committee administers our 2004 Plan. Our Compensation Committee has full discretion to administer and interpret the 2004 Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine among other things the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

The 2004 Plan provides for an aggregate of 26,344,000 shares of our Common Stock to be available for awards to any of our, our subsidiaries’ or our affiliates’ employees, directors, officers or consultants. The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards or any combination of the foregoing. Each award granted by our Compensation Committee is subject to the terms and conditions established by the Compensation Committee.

No participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of Common Stock in any one year. No more than 3,000,000 shares of Common Stock may be granted under our 2004 Plan with respect to performance compensation awards in any one year. Under our 2004 Plan, our non-employee directors receive automatic awards of options and restricted stock.

•	The 2004 Plan has a term of ten years and no further awards may be granted after the expiration of the term.

•	In the event of a change in control (as defined in the 2004 Plan) if our Compensation Committee so determines,

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Plan shall fully vest;

•	performance compensation awards shall vest based on the level of attainment of the performance goals; and/or

•	outstanding awards may be cancelled and the value of the awards paid to the participants in connection with a change in control.

2004 Awards under the 2004 Plan. In connection with the consummation of our initial public offering, options to purchase an aggregate of 2,185,783 shares of our Common Stock under our 2004 Plan were granted to each of our named executive officers, three of our directors and many key employees of the Company and its subsidiaries with an exercise price per share equal to $29.00, the public offering price per share of our Common Stock in our initial public offering.

Executive Cash Incentive Plan

The board of directors and the compensation committee of Las Vegas Sands, Inc. adopted and approved the Las Vegas Sands, Inc. Executive Cash Incentive Plan (the “Incentive Plan”), effective as of January 1, 2005.

The purpose of the Incentive Plan is to establish a program of annual incentive compensation awards for designated officers and other key executives of Las Vegas Sands, Inc. and its subsidiaries and divisions, that is directly related to our performance results and to ensure that bonus payments made to the named executive officers will be tax deductible to us under either the “performance-based compensation” exception to Section 162(m) of the Code or transitional rules applicable following an initial public offering.

The Incentive Plan is administered by the Las Vegas Sands, Inc. compensation committee, which has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Incentive Plan. Except as otherwise specifically limited in the Incentive Plan, the Las Vegas Sands, Inc. compensation committee has full power and authority to construe, interpret and administer the incentive plan.

The Las Vegas Sands, Inc. compensation committee establishes a maximum award and goals relating to our and/or its subsidiaries’, divisions’, departments’, and/or functional performance for each participant, or “performance goals” in respect of each performance period. Participants earn awards only upon the attainment of the applicable performance goals during the applicable performance period, as and to the extent established by the Las Vegas Sands, Inc. compensation committee. The maximum amount payable to a participant in respect of an annual bonus award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code is $10.0 million.

Deferred Compensation Plan

The board of directors and the compensation committee of Las Vegas Sands, Inc. have adopted and approved the Las Vegas Sands, Inc. Deferred Compensation Plan, effective as of January 1, 2005, to provide benefits to non-employee directors and a select group of management or highly paid employees to be selected by the Las Vegas Sands, Inc. compensation committee. All non-employee directors are eligible to participate in the Deferred Compensation Plan.

The Deferred Compensation Plan allows participating employees to defer payment of their base salary and/or bonus and non-employee directors to defer payment of director fees. With respect to each calendar year, a participating employee may elect to defer up to 75% of his base salary and 100% of his bonus, subject to a minimum deferral of $5,000 in the aggregate. Non-employee directors may defer 100% of their annual director fees (with no required minimum deferral). In addition, we may make contributions to the Deferred Compensation Plan on behalf of a participant that may be subject to vesting requirements described in the Deferred Compensation Plan. All amounts credited to a participant’s accounts under the Deferred Compensation Plan are deemed to be invested in one or more measurement funds selected by the participant, which funds reflect rates of return under mutual funds selected by the compensation committee.

There are currently no participants in the Deferred Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our equity compensation plans as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	3,088,304	(2)	21.47	24,240,017
Equity compensation plans not approved by security holders	—		—	—
Total	3,088,304		21.47	24,240,017	(3)

(1)	Our 1997 Plan and our 2004 Plan were each approved by our stockholders prior to our initial public offering.
(2)	This includes 2,185,783 options granted pursuant to our 2004 Plan and 984,322 options outstanding under our 1997 Plan (in respect of which Mr. Adelson was required to sell 984,322 of his shares of Common Stock to satisfy the exercise of such options) and takes into account the forfeiture of options to purchase 81,800 shares in connection with employee separations.
(3)	This includes only securities available for issuance pursuant to our 2004 Plan. As of December 20, 2004, no additional securities are available for grant under our 1997 Plan.

Employment Agreements

Messrs. Adelson, Weidner, Stone and Goldstein each have entered into employment agreements with Las Vegas Sands, Inc. and Las Vegas Sands Corp. for a five-year term, commencing as of the consummation of our initial public offering on December 20, 2004, with automatic one-year extension rights.

Pursuant to these employment agreements, these executive officers have such powers, duties and responsibilities as are generally associated with their offices, as may be modified or assigned by in the case of Mr. Adelson, the board of directors, and in the case of the other executives, our chief executive officer and the board of directors and subject to the supervision of our chief executive officer and the board of directors. Mr. Adelson also serves as the Chairman of the board of directors of both Las Vegas Sands Corp. and Las Vegas Sands, Inc. during the term of his employment agreement except under specific circumstances.

Under the employment agreements, Messrs. Adelson, Weidner, Stone and Goldstein receive annual base salaries of $1,000,000, $1,000,000, $1,000,000 and $965,000 respectively. These executive officers also receive:

•	annual bonuses (in the form of both a base bonus and annual supplemental bonus) based on the attainment of certain performance targets pursuant to the Executive Cash Incentive Plan (as described below); and

•	annual grants of options and, subject to the attainment of certain performance targets, restricted stock awards, pursuant, in each case, to our 2004 Plan (as described below).

Mr. Adelson is entitled to be reimbursed up to $100,000, and Mr. Weidner is entitled to be reimbursed up to $50,000, per fiscal year for personal legal and financial planning fees and expenses upon the submission of substantiating documentation. Mr. Adelson is entitled during the term of his employment, at our sole cost and expense, to the full-time and exclusive use of an automobile and a driver of his choice, security services for himself, his spouse and children. In addition, we have obtained access to a Boeing Business Jet pursuant to a timesharing agreement with an entity controlled by Mr. Adelson. Subject to the availability of this aircraft to us under the timesharing agreement, we make this aircraft available to Mr. Adelson for business travel. When this aircraft is not available, we make available a Gulfstream large-cabin aircraft for Mr. Adelson’s business travel. The executive officers are also entitled to receive other employee benefits generally made available to our employees.

In the event of a termination of the employment of one of these executive officers for cause (as defined in the applicable employment agreement) or a voluntary termination by the executive officer (other than for good reason), all salary and benefits for the executive officer will immediately cease (subject to any requirements of law).

In the event of a termination of the employment of one of these executive officers by us without cause or a voluntary termination by the executive officer for good reason (as defined in the applicable employment agreement) other than during the two year period following a change in control (as defined in the 2004 Plan), we will be obligated to pay or provide the executive officer with:

•	his salary and base bonus for the rest of the term of his employment agreement (if the officer becomes employed elsewhere, we are obligated to pay the difference, if any, between 50% of the salary and bonus compensation earned in such other employment and the salary and base bonus payable under his employment agreement with us);

•	a pro rata annual supplemental bonus at the time the bonus would normally be paid;

•	full vesting of all unvested options and restricted stock outstanding on the date of termination; and

•	continued health and welfare benefits for the remainder of the term of the employment agreement (or, if earlier, until the executive officer receives health and welfare coverage with a subsequent employer).

In the event of a termination of the employment of one of these executive officers by us without cause or a termination by the executive officer for good reason within the two-year period following a change in control or in the case of Mr. Adelson, or voluntary termination without good reason at any time during the one-year period following a change in control, we will be obligated to pay or provide the executive officer with:

•	a lump sum payment of two times his salary plus base bonus for the year of termination;

•	full vesting of all unvested options and restricted stock awards outstanding on the date of termination;

•	a pro rata annual supplemental bonus for the year of termination; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until the executive officer receives health and welfare coverage with a subsequent employer).

In the case of a termination of the employment of one of these executive officers due to his death or disability (as defined in the applicable employment agreement), the executive officer will be entitled to receive:

•	continued payments of salary and base bonus, less any applicable disability short term insurance payments, for a period of twelve months following the date of termination;

•	accelerated vesting of options and restricted stock awards such that all such options and awards that would have vested during the twelve month period following the date of termination will become vested as of the date of termination; and

•	a pro rata annual supplemental bonus payable at the time the bonus would normally be paid.

If one of these executive officers terminates employment on or after the last day of a fiscal year but before the actual grant date of the restricted stock award for that fiscal year, he will be granted a fully vested award for that fiscal year on the date the award would have otherwise been made (and subject to the applicable performance target being achieved) equal to the number of shares he would have been awarded multiplied by the following applicable percentage:

•	0% if the termination was for cause or a voluntary termination (other than for good reason or retirement);

•	33 1/3% if the termination was due to death or disability; and

•	100% if the termination is by us without cause or by the executive for good reason or due to retirement.

For additional information regarding the executive officer’s rights following termination, see “Certain Transactions—Stock Option and Other Loans.” The employment agreements may not be amended, changed or modified except by a written document signed by each of the parties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation governance

The Compensation Committee (the “Committee”) has direct responsibility for approving compensation awarded to all executive officers of the Company, including the Named Executive Officers (“NEOs”). The Committee authorizes all awards under the Company’s equity-based compensation plans and operates under a written charter adopted by the Board.

Compensation philosophy and strategy

The Committee was established during 2004. In anticipation of the Company’s initial public offering (“IPO”), the Committee undertook a comprehensive review of total compensation of executives among 16 companies in the gaming industry. In conjunction with this review, the Committee developed a new compensation philosophy, objectives and structure for total compensation for the Company’s NEOs. We engaged a nationally recognized compensation consulting firm to conduct the analysis and provide independent insights regarding executive compensation. With their assistance, we developed a philosophy and structure for NEO total compensation reflecting four primary areas of emphasis:

•	Appropriate orientation. The total compensation package should be oriented toward variable and longer term elements (i.e. annual and long-term incentives and equity awards) as opposed to base salary. This “mix” of compensation elements is consistent with and supports the Company’s current business strategy and direction, focusing on long-term growth and expansion globally. In addition, this mix is consistent with gaming industry practice, further enhancing the Company’s ability to attract and retain needed industry talent to support this growth.

•	Competitive package and levels. The total compensation package and levels for NEOs should be competitive with the external marketplace. Competitive compensation levels are critical to attracting and retaining key executive talent. Through the compensation review, competitive pay levels were established for the NEOs relative to gaming industry peers on a size-adjusted basis. Further, the total compensation package was designed to be scalable—i.e. NEO compensation levels and incentive opportunities will be commensurate with the Company’s growth and reflect its financial performance.

•	Performance-based. A majority of total compensation for NEOs should be based on Company results achieved relative to pre-determined performance objectives. In addition, compensation opportunities should reflect the Company’s high level of relative performance achieved. We believe Earnings Before Interest, Taxes, Depreciation, Amortization and Rents (EBITDAR) has a positive correlation with long-term stock price appreciation. As such, incentive and performance-based equity opportunities for NEOs are structured to deliver 75th percentile total compensation levels, contingent on achieving aggressive EBITDAR objectives.

•	Shareholder-aligned. Equity awards should represent a significant portion of total compensation. Senior executives already hold significant ownership in the Company. However equity awards have not been a regular component of the compensation package, nor have they been extended below the NEO level. Consistent with the Company’s philosophy, equity should represent a significant ongoing portion of compensation for NEOs and other executives, and will serve as an important link between management and shareholder interests. Through the Company’s 2004 Plan, NEOs will receive a balance of stock options and performance-contingent restricted stock, targeted to deliver 75th percentile compensation levels if performance objectives are met.

By focusing on the variable, performance-based elements of compensation, a large portion of total compensation for NEOs will vary directly based upon the Company’s financial performance.

Deductibility of Compensation in Excess of $1 Million

The Committee’s general policy is that compensation should qualify to be tax deductible to the Company for federal income tax purposes. Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”)

compensation paid to members of senior management in excess of $1 million per year is not deductible by the employer unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by shareholders. The Committee believes, however, that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events, even if this results in the payment of non-deductible compensation.

2004 NEO Compensation

The Company was privately held for most of 2004, having consummated its IPO on December 20, 2004. As such, Mr. Adelson’s compensation was determined by the Board, and compensation for Messrs. Weidner, Stone and Goldstein was governed primarily by their existing employment agreements. These agreements specified the base salaries, annual incentives and other benefits applicable for these executives for 2004. Mr. Miltenberger’s compensation was determined in accordance with the base salary and incentive compensation programs applicable to other executives of the Company.

Following is a summary of how 2004 compensation for the NEOs was determined:

•	Base salaries. Base salaries are generally reflective of the executive’s experience, responsibilities and tenure with the Company. The base salary for Mr. Adelson was unchanged from 2003. The base salaries for Messrs. Weidner, Stone and Goldstein were increased in accordance with the terms of their employment agreements and in consideration of the Company’s performance and general market levels.

•	Annual bonuses. Mr. Adelson did not receive any annual bonus. Annual bonuses for Messrs. Weidner, Stone and Goldstein were determined in accordance with the terms of their employment agreements, and are based on EBITDAR performance relative to budget. The incentive program for other executives of LVS is generally performance-oriented, based primarily on EBITDAR performance achieved.

•	One-time cash incentive. In July 2004 Messrs. Adelson, Weidner, Stone and Goldstein received a one-time cash incentive for the significant value they created for the Company in connection with securing the financing for, and arranging the sale of, the Palazzo hotel casino resort mall (the “Phase II mall”). The substantial value expected to be realized as a result of this transaction is expected to provide capital for future expansion and reduce outside financing needs.

•	Pre-IPO stock option awards. On July 30, 2004 Messrs. Weidner, Stone and Goldstein received a one-time grant of stock options pursuant to an agreement with our principal stockholder in order to maintain their relative stock ownership percentage in the Company prior to the IPO.

•	Other compensation. NEOs participate in the Company’s retirement savings plan (401(k)) and group term life insurance program on the same basis as other similarly-situated employees. The Company “matches” certain employee contributions to its 401(k) plan, and provides life insurance coverage of two times salary up to a maximum of $500,000. Company matching amounts and imputed income for the life insurance coverage are included under the caption “All Other Compensation” in the summary compensation table above. Finally, during 2004 the Company allowed NEOs reasonable personal use of the Company aircraft. The value of such personal travel in 2004 is also disclosed under the caption “All Other Compensation”. That practice was discontinued in early 2005.

In addition, each of the NEOs received a stock option grant upon the IPO, which is discussed in greater detail below.

2005 NEO Compensation

Beginning in 2005, the total compensation package for NEOs will reflect the philosophy and structure developed as a result of the compensation review discussed above. This structure has been incorporated into new employment agreements for Messrs. Adelson, Weidner, Stone and Goldstein. Following is a summary of each of the major elements of NEO compensation, and details regarding how each component is determined:

•	Base salary. Base salary levels for NEOs are determined based on the individual experience, responsibilities and tenure of each executive, and are assessed relative to market levels. In the gaming industry, market-competitive levels of base salary for certain executive positions exceed $1 million, and historically Messrs. Adelson, Weidner and Stone have earned base salaries in excess of this amount. However, consistent with our compensation philosophy, and in order to maximize the tax deductibility of compensation, beginning in 2005 we are limiting base salaries for NEOs to $1 million. A performance-based incentive opportunity is identified for those NEOs impacted by this limit.

•	Short-term incentives. NEOs are eligible for annual, performance-based cash incentives under the Incentive Plan. Executives are eligible for two types of annual incentives:

•	Base bonus—annual cash incentive earned and payable quarterly based on attainment of EBITDAR objectives. Payouts may range from $0 to a defined maximum opportunity specific to each executive. For example, during 2005 Mr. Adelson may earn up to $500,000 under the base bonus. Opportunities for this bonus are extended to those NEOs whose base salary is impacted by the $1 million limit described above.

•	Annual supplemental bonus—annual cash incentive contingent on achievement of pre-determined annual financial performance objectives (primarily EBITDAR). A target bonus opportunity is defined for each executive, representing the incentive to be earned upon achieving the targeted level of EBITDAR performance.

Threshold and maximum bonus opportunities are 50% and 200% of target respectively, and payable at threshold and maximum levels of EBITDAR performance, respectively. For example, for 2005 Mr. Adelson’s target supplemental bonus is 80% of his base salary plus base bonus opportunity, or $1,200,000. He may earn up to $2,400,000 if maximum performance objectives are attained.

Generally, the targeted supplemental bonus opportunities for NEOs are structured to deliver approximately 75th percentile total cash compensation (base salary plus incentives) upon achieving targeted EBITDAR performance.

•	Long-term incentives (Equity Awards). NEOs are eligible for long-term, equity incentives under the Company’s 2004 Plan. A targeted total grant value (“incentive award”) is identified for each executive. Again, the award levels are structured to deliver approximately 75th percentile total compensation (base salary plus annual and long-term incentives) if targeted levels of financial performance are achieved.

The equity incentive awards are split into two equal components:

•	Nonqualified stock options—one half of the incentive award value is granted in the form of stock options, with the number of shares determined based on an estimate of the grant date Black-Scholes value of the award. The options granted to NEOs upon the Company’s IPO constituted this portion of their equity incentive award.

•	Performance-based restricted stock—one half of the incentive award value will be granted as restricted stock in early 2006, contingent upon attaining the targeted 2005 EBITDAR goals identified for the annual supplemental bonus plan. The number of shares of restricted stock, if earned, will be determined based on the Fair Market Value at grant, and restrictions will lapse ratably over the following 3 years.

For example, Mr. Adelson’s targeted total incentive award value for 2005 is $2,200,000. One half of this value was granted in the form of 91,983 stock options, having an estimated Black-Scholes value of $1,100,000, upon the Company’s IPO. If the Company’s 2005 EBITDAR performance targets are achieved, a further $1,100,000 in restricted stock will be granted to Mr. Adelson in the first quarter of 2006.

2004 Chief Executive Officer Compensation

Prior to the IPO, as the principal owner of the Company, Mr. Adelson’s compensation was determined by the Board.

•	Base salary. Mr. Adelson’s 2004 base salary was determined based on the criteria described in this report, and represented no increase from 2003 levels.

•	Annual incentive. Mr. Adelson did not receive any annual incentive payment in 2004.

•	One-time cash incentive. As discussed previously, along with Messrs. Weidner, Stone and Goldstein, Mr. Adelson received a one-time cash incentive for the significant value he created for the Company in connection with securing the financing for, and arranging the sale of, the Phase II mall.

2005 Chief Executive Officer Compensation

Mr. Adelson’s compensation for 2005 will be determined in accordance with the policies described above for the NEOs.

•	Base salary. As indicated above, Mr. Adelson’s base salary will be reduced to $1,000,000, with the excess amount now subject to performance attainment through the base bonus component of the Incentive Plan.

•	Annual incentives.

•	Base bonus—Mr. Adelson’s base bonus opportunity is $500,000, with the actual award earned contingent on EBITDAR performance throughout the year.

•	Supplemental bonus—Mr. Adelson’s target supplemental bonus opportunity is $1,200,000, with the actual award earned contingent on EBITDAR performance achieved for the year.

•	Equity Awards.

•	Stock option grant. As described previously, Mr. Adelson received a nonqualified stock option grant of 91,983 shares upon consummation of our IPO. The previous section of this report includes a description of how we determined the number of options that Mr. Adelson received.

•	Performance-contingent restricted stock opportunity of $1,100,000, with the actual grant earned contingent on EBITDAR performance achieved for the year.

Assuming all 2005 target performance objectives are achieved, Mr. Adelson’s 2005 compensation would total approximately $4,900,000, including the value of his equity awards at the time of grant.

Conclusion

Attracting and retaining talented executives is critical to the Company’s long-term growth strategy, and essential to create long-term shareholder value. Offering a competitive, performance-based compensation program, with a significant equity component helps to achieve this objective by aligning the interests of the Company’s executives with those of its shareholders. We believe that LVS’s compensation program is structured to meet these objectives.

Respectfully submitted,

Charles D. Forman, Chair

Irwin Chafetz

Michael A. Leven

James L. Purcell

The foregoing report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of Irwin A. Siegel (Chair), Charles D. Forman, Michael A. Leven and James L. Purcell. The Board has determined that Messrs. Siegel, Leven and Purcell meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that Mr. Siegel qualifies as audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board, a copy of which is attached hereto as Appendix A. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Amongst its various activities, the Audit Committee reviews:

1. The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2. The independence and performance of the Company’s internal auditors and independent registered public accounting firm; and

3. The Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects our independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with PricewaterhouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as well as the written disclosures and delivery of the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2004, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Irwin A. Siegel, Chairman (since February 7, 2005)

Charles D. Forman (Chairman until February 6, 2005)

Michael A. Leven

James L. Purcell

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid to our independent registered public accounting firm in 2003 and 2004 for audit and non-audit services as well as the percentage of such services approved by our Audit Committee:

	2004	2003	% of Services Approved by Audit Committee
Audit Fees	$2,009,627	$669,771	100%
Audit-Related Fees	$49,206	$35,386	100%
Tax Fees	$92,181	$90,161	100%
All Other Fees	$—	$30,495	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as audit related accounting consultations, work related to our initial public offering and work related to a debt offering in Macau.

The category of “Audit-Related Fees” includes non-audit related accounting consultations and services related to pension and benefit plans.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” for 2003 consists of assistance with a regulatory compliance compendium for Macau.

Pre-Approval Policies and Procedures

Our Audit Committee Charter, attached hereto as Appendix A, contains our policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Act, and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services (including audits of the Company’s employee benefit plan), the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the terms of the engagement letter are agreed to by the Audit Committee, the engagement letter will be formally accepted. For tax services, the independent registered public accounting firm will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the terms of the tax engagement letter are agreed to by the Audit Committee, the tax engagement letter will be formally accepted. All other non-audit services will require pre-approval from the Board of Directors on a case-by-case basis.

If the pre-approval authority is delegated to a member, such pre-approval must be presented to the Audit Committee at its next scheduled meeting.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following performance graph compares the performance of our common stock with the performance of the Standard & Poor’s 500 Index and a peer group of companies, during the period from the Company’s initial public offering on December 15, 2004 through December 31, 2004. The selected peer group is comprised of five gaming companies considered to be the Company’s closest competitors: Caesars Entertainment, Inc., Harrahs Entertainment, Inc., Mandalay Resort Group, MGM Mirage, Inc. and Wynn Resorts Limited. The graph plots the changes in value of an initial $100 investment over the indicated time period, assuming all dividends are reinvested.

	12/15/2004	12/31/2004
Las Vegas Sands Corp.	$100.00	$103.09
S&P 500	100.00	100.58
Peer Group	100.00	103.70

CERTAIN TRANSACTIONS

Reorganization Transactions

Immediately prior to the closing of our initial public offering, which occurred on December 20, 2004, we acquired 100% of the capital stock of Las Vegas Sands, Inc. This was affected by merging Las Vegas Sands, Inc. with and into our wholly-owned subsidiary, with Las Vegas Sands, Inc. surviving as our operating subsidiary (the “parent company merger”). In connection with this merger, holders of Las Vegas Sands, Inc.’s common stock received 266.0327553 shares of our Common Stock for each share of Las Vegas Sands, Inc. common stock that they owned, and we received all of the outstanding shares of common stock of Las Vegas Sands, Inc. Each option to purchase one share of common stock of Las Vegas Sands, Inc. was converted into an option to purchase 266.0327553 shares of our Common Stock.

On July 29, 2004, Las Vegas Sands, Inc. acquired all of the capital stock of Interface Group Holding Company, Inc. (“Interface Holding”) from Mr. Adelson in exchange for 220,370 shares of Las Vegas Sands, Inc. common stock (58,625,638 shares of our Common Stock after giving effect to the parent company merger). At that time, Interface Holding indirectly owned the Sands Expo and Convention Center (“Sands Expo Center”) and held a redeemable preferred interest in Las Vegas Sands, Inc.’s wholly-owned subsidiary Venetian Casino Resort, LLC. The acquisition of Interface Holding by Las Vegas Sands, Inc. was consummated in anticipation of entering into financing arrangements for the Palazzo Casino Resort. The acquisition of Interface Holding was approved by a committee of independent directors of Las Vegas Sands, Inc. The acquisition consideration was the result of negotiations among Mr. Adelson, senior management and an independent director of Las Vegas Sands, Inc. The factors used to determine the value of the capital stock of Interface Holding included:

•	an independent appraisal that concluded that the value of the Sands Expo Center was $170.0 million;

•	the unique value the Sands Expo Center represents to the Venetian Casino Resort because of the significant mid-week business generated, which was determined subjectively to be $30.0 million;

•	the aggregate liquidation preference of the preferred interest in Venetian Casino Resort, LLC at the time of acquisition, which was determined to be $255.2 million based on the unpaid principal amount at that time of $121.7 million and accrued and unpaid preferred return of $133.5 million; and

•	the outstanding indebtedness of Interface Holding and its subsidiaries at the time of acquisition, which was $124.3 million.

Based upon those factors, the value of the Interface Holding capital stock received by Las Vegas Sands, Inc. at the time of the acquisition was determined to be approximately $331.0 million.

The factors used to determine the $1,500 per share price of Las Vegas Sands, Inc. common stock ($5.64 per share of our Common Stock after giving effect to the parent company merger) issued to Mr. Adelson in the Interface Holding acquisition included:

•	the financial and operating performance of Las Vegas Sands, Inc.;

•	a valuation of Las Vegas Sands, Inc. based on market comparison, net underlying asset and earnings capacity methodologies that were similar to those used by the Company to determine the exercise price of the stock options that it granted at substantially the same time under its stock option plan;

•	the recent opening of the Sands Macao and the risks associated with a new business venture and reaching final construction completion on the Sands Macao; and

•	the risks and uncertainties related to construction and financings of the Palazzo Casino Resort and the Macao Venetian Casino Resort.

In the Interface Holding acquisition, Mr. Adelson received 220,370 shares of Las Vegas Sands, Inc. common stock. After giving effect to the parent company merger those shares were converted into 58,625,638 of our shares of Common Stock.

Immediately prior to the consummation of the acquisition of Interface Holding by Las Vegas Sands, Inc., Interface Holding made an approximately $15.2 million distribution of cash and assets unrelated to the Sands Expo Center to Mr. Adelson. The value of these assets was excluded in determining the value of the consideration Las Vegas Sands, Inc. paid to Mr. Adelson for the acquisition of Interface Holding by Las Vegas Sands, Inc.

Following this acquisition, Las Vegas Sands, Inc. made an equity contribution of approximately $27.0 million to Interface Group-Nevada, the direct owner of the Sands Expo Center and then a wholly-owned subsidiary of Interface Holding. On July 30, 2004, Interface Group-Nevada entered into a $100.0 million mortgage loan. The approximately $27.0 million equity contribution enabled Interface Group-Nevada to obtain more favorable terms for the $100.0 million mortgage loan by increasing Interface Group-Nevada’s equity. Las Vegas Sands, Inc. used the proceeds from that loan and a portion of the equity contribution to repay in full $124.3 million of outstanding notes payable under its prior mortgage loan from an unaffiliated entity, and to pay related fees and expenses.

Las Vegas Sands, Inc. converted from a subchapter S corporation to a taxable “C” corporation for income tax purposes and declared a tax distribution to all of its stockholders, which included Mr. Adelson, the other NEOs and Mr. Forman, prior to the proposed conversion. A tax distribution of $21.1 million was paid on January 10, 2005. This amount was based on the estimated taxable income of Las Vegas Sands, Inc. for fiscal 2004 and the highest aggregate effective marginal rate of federal, state and local income tax (or, if applicable, alternative minimum tax) to which any stockholder of Las Vegas Sands, Inc. immediately prior to the conversion would be subject, as provided under Las Vegas Sands, Inc.’s debt instruments. In connection with the conversion, we entered into an indemnification agreement described below.

The table below sets forth the number of our shares of Common Stock beneficially owned by certain of our affiliates following the parent company merger and the tax distribution amounts received by these affiliates (including payments on behalf of trusts established by such persons) in connection with the conversion of Las Vegas Sands, Inc. from a subchapter S corporation to a taxable “C” corporation.

Name	Common Shares of Las Vegas Sands Corp. Issued	Tax Distribution Amount
Sheldon G. Adelson (including certain trusts)	266,957,053	$18,396,608
Adelson Family Trusts	40,356,105	2,465,508
William P. Weidner (including certain trusts)	6,252,834	92,396
Bradley H. Stone (including certain trusts)	4,689,625	38,965
Robert G. Goldstein (including certain trusts)	3,126,417	25,977
Charles D. Forman	665,082	(31,948	)(1)
Harry Miltenberger	212,826	26,434

(1)	Mr. Forman had received prior tax distribution payments which exceeded those amounts due to him at the time of the calculation of the distribution paid on January 10, 2005.

Transactions with Interface Holding

Prior to our acquisition of Interface Holding, Interface Holding was owned by Mr. Adelson, our principal stockholder. The following are transactions that Las Vegas Sands, Inc. had entered into with Interface Holding prior to its acquisition by Las Vegas Sands, Inc. on July 29, 2004.

Redeemable Preferred Interest

Until February 2005, Venetian Casino Resort, LLC had two members, Las Vegas Sands, Inc. and Interface Holding. Las Vegas Sands, Inc. is the managing member of Venetian Casino Resort LLC and owns 100% of the common equity interest in Venetian Casino Resort LLC. Las Vegas Sands, Inc. also owns 100% of Interface Holding. Until February 2005, Interface Holding held the redeemable preferred interest in Venetian Casino Resort, LLC. The redeemable preferred interest is non-voting, not subject to mandatory redemption or redemption at the option of the holder and has a preferred return of 12%. As of July 29, 2004, $133.5 million had accrued on the redeemable preferred interest and had not yet been paid. Las Vegas Sands, Inc. ceased accrual of the preferred return as of July 29, 2004 and retired the redeemable preferred interest following a merger of Interface Holding into Las Vegas Sands, Inc. in February 2005.

Cooperation Agreement

Our business plan calls for each of the Venetian Casino Resort, the Congress Center (a meeting and conference facility of approximately 650,000 square feet in the Venetian Casino Resort), the Grand Canal Shops mall (approximately 440,000 square feet of shopping, dining and entertainment space located within the Venetian Casino Resort and owned by a third party), the Sands Expo Center, the Palazzo Casino Resort and the Palazzo Casino Resort mall to be integrally related parts of a single project. In order to establish terms for the integrated operation of these facilities, Las Vegas Sands, Inc., General Growth Properties (“GGP”), Interface Group-Nevada, the owner of the Sands Expo Center, and Las Vegas Sands, Inc.’s subsidiary Lido Casino Resort, LLC are parties to The Second Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of May 17, 2004, which we refer to as the cooperation agreement. The cooperation agreement sets forth agreements among the parties regarding, among other things, encroachments, easements, operating standards, maintenance requirements, insurance requirements, casualty and condemnation, joint marketing, the construction of the Palazzo Casino Resort and the sharing of certain facilities and costs relating thereto. No payments were made among affiliates under the cooperation agreement in 2004.

Administrative Services Agreement

Pursuant to a services agreement among Las Vegas Sands, Inc., certain of its subsidiaries and Interface Holding and Interface Group-Nevada, the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this services agreement, the parties have agreed to share ratably the costs of any shared office space. Under this services agreement, Las Vegas Sands, Inc. is utilizing a Gulfstream III aircraft, which was operated by an affiliate of our principal stockholder. The aircraft was used for the benefit of executive officers, including our principal stockholder, and for customers. Charge-backs to Las Vegas Sands, Inc. in connection with this use were based on certain actual costs to operate the aircraft allocated in accordance with the purpose for which the aircraft is used. Total payments made or accrued by Las Vegas Sands, Inc. to Interface Holding, Interface Group-Nevada and their affiliates pursuant to this services agreement were approximately $1.2 million in 2004. In the course of providing convention services to their customers, Interface Holding, Interface Group-Nevada or their affiliates may be required to use Venetian Casino Resort meeting space to accommodate requests by their customers. Total payments made or accrued to Las Vegas Sands, Inc. from Interface Holding, Interface Group-Nevada or their affiliates were $21,000 in 2004.

Under the Administrative Services Agreement, during 2004, the Company and its subsidiaries paid approximately $3.2 million to Interface Group Massachusetts, LLC, a Massachusetts limited liability company which operates GWV Travel, a travel agent and charter tour operator (“GWV”), for travel and travel related services. GWV is controlled by entities in which our director Irwin Chafetz is a director and a 12.5% shareholder and which are controlled by our principal stockholder, Mr. Adelson. Mr. Forman is also a trustee of a voting trust that owns 6.2% of the sole member of GWV Travel. The beneficiaries of that voting trust include the children of Mr. Chafetz. The payments included primarily the cost of airline tickets, which are paid by GWV to third party air carriers on behalf of the Company and its subsidiaries, and related travel agency commissions and service fees which are retained by GWV. Approximately $140,000 of the total paid by the Company and its subsidiaries was retained as fees and commissions.

As of November 8, 2004 Las Vegas Sands, Inc. assigned the interest of Interface Holding and Interface Group-Nevada in this administrative services agreement to Interface Operations, LLC, a company controlled by our principal stockholder, for no consideration. Prior to the Interface Holding acquisition, Interface Holding and Interface Group-Nevada provided or arranged certain services for Las Vegas Sands, Inc. and its subsidiaries under the administrative services agreement. The services were provided by certain other entities controlled by Mr. Adelson. After Interface Holding and Interface Group-Nevada were acquired by Las Vegas Sands, Inc. and became subsidiaries of Las Vegas Sands, Inc., it was determined that the agreement should be assigned to another company controlled by Mr. Adelson so that the Las Vegas Sands entities would have a direct claim against the entity providing the services rather than against a subsidiary of Las Vegas Sands, Inc. The assignment did not change any of the terms of the administrative services agreement or what services are being provided.

Hotel Service Agreement

Interface Group-Nevada provides audio visual services, telecommunications, electrical, janitorial and other related services to group customers of the Venetian Casino Resort. These services are provided pursuant to a contract that provides for an equal sharing of revenues after direct operating expenses. Pursuant to this contract, Las Vegas Sands, Inc. received $2.8 million in 2004.

Preferred Reservation System Agreement

Las Vegas Sands, Inc. entered into a preferred reservation system agreement with Interface Group-Nevada that governs the booking of exposition and trade shows in the meeting space in the Venezia Tower addition (an addition to the Venetian Casino Resort, which opened for business on June 26, 2003) and in the Sands Expo Center. The agreement provides the Sands Expo Center with the first opportunity or right of first refusal to book or host expositions and trade shows prior to such expositions and trade shows being offered to the Venezia Tower addition meeting space.

Registration Rights Agreement

Messrs. Adelson, Forman, Weidner, Stone, Goldstein and certain other stockholders and employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time following this offering, subject to any restrictions in the lock-up agreements with the underwriters of our initial public offering. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.

In connection with any registrations described above, we will indemnify the selling stockholders and bear all fees, costs and expenses (except underwriting discounts and commissions and fees, costs and expenses of the selling stockholders other than the Adelson entities). Each selling stockholder (other than the Adelson entities) will bear its own fees, costs and expenses.

Tax Indemnification

In connection with the conversion of Las Vegas Sands, Inc. from a subchapter S corporation to a taxable “C” corporation for income tax purposes, Las Vegas Sands, Inc. entered into an indemnification agreement pursuant to which it agreed to:

•	make a payment to all of our stockholders who were stockholders of Las Vegas Sands, Inc. prior to the conversion in an amount based on the taxable income of Las Vegas Sands, Inc. for fiscal 2004 and the highest aggregate effective marginal rate of federal, state and local income tax (or, if applicable, alternative minimum tax) to which any stockholder of Las Vegas Sands, Inc. immediately prior to the conversion would be subject (but no such payment was required to be made to a stockholder to the extent that Las Vegas Sands, Inc. has made prior distributions to such stockholder with respect to the taxable income of Las Vegas Sands, Inc. for fiscal 2004);

•	indemnify those of our stockholders who were stockholders of Las Vegas Sands, Inc. immediately prior to the conversion against certain tax liabilities incurred by these stockholders as a result of adjustments (pursuant to a determination by, or a settlement with, a taxing authority or court, or pursuant to the filing of an amended tax return) to the taxable income of Las Vegas Sands, Inc. with respect to taxable periods during which Las Vegas Sands, Inc. was a subchapter S corporation for income tax purposes; and

•	indemnify Mr. Adelson against certain tax liabilities incurred by Mr. Adelson as a result of adjustments (pursuant to a determination by, or a settlement with, a taxing authority or court, or pursuant to the filing of an amended tax return) to the taxable income of Interface Holdings with respect to taxable periods during which Interface Holdings was a subchapter S corporation for income tax purposes.

Transactions Relating to Aircraft

Time Sharing Agreement

On June 18, 2004, Las Vegas Sands, Inc. entered into an aircraft time sharing agreement with Interface Operations LLC, which is controlled by our principal stockholder. The agreement provides for the Company’s use on a time sharing basis of a Boeing Business Jet owned by an entity controlled by our principal stockholder. The agreement has a term ending on December 31, 2005, but is automatically extended by one year if neither party to the agreement has given notice of non-renewal. Either party may terminate the agreement on thirty days’ notice so long as the party is not in default of the agreement. In addition, the agreement automatically terminates upon the termination of the lease between the owner of the aircraft and Interface Operations. For use of the aircraft, Las Vegas Sands, Inc. has agreed to pay Interface Operations LLC fees equal to (1) twice the cost of the fuel, oil and other additives used, (2) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (3) all expenses for catering and in-flight entertainment materials, (4) all expenses for flight planning and weather contract services, (5) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (6) all communications charges, including in-flight telephone, in each of clauses (1) through (6) above, only during use of the aircraft. In addition, Las Vegas Sands, Inc. will also be responsible for all passenger ground transportation and accommodation in connection with the use of the aircraft. Las Vegas Sands, Inc. became obligated to pay $620,000 in 2004 to Interface Operations LLC.

Aviation Employees

Interface Employee Leasing, LLC (“IEL”) is an entity whose employees provide aviation services for aircraft owned by Las Vegas Sands, Inc. and our principal stockholder. IEL was transferred in August 2004 by the principal stockholder to Las Vegas Sands, Inc. for no consideration and is now our wholly-owned subsidiary. IEL charges out the cost of employees to the companies controlled by the principal stockholder in connection with services provided for aircraft owned by those companies. Charges are based on actual costs and time attributed to the aircraft. General and administrative costs are allocated in a similar manner. Companies controlled by our principal stockholder were allocated $716,000 in IEL charges and costs during 2004.

Restaurant Leases

Our principal stockholder is a partner in three entities that operate restaurants in the Venetian Casino Resort. Management believes that the terms and conditions of the leases granted by Las Vegas Sands, Inc. for such restaurants are no less favorable than those negotiated with independent third parties. Valentino Las Vegas LLC, Night Market, LLC and Positano (dba Postrio) Las Vegas LLC paid Las Vegas Sands, Inc. $0.4 million, $0.1 million and $0.5 million under those leases in 2004. Las Vegas Sands, Inc. purchased the lease interest and assets of Carnevale Coffee Bar LLC during 2003 for $3.1 million, payable $625,000 during 2003 and $250,000 annually over ten years, beginning in September 2003, 50% of which payments are payable to a family trust of our principal stockholder as that trust owned a 50% interest in the entity that operated the coffee bar. In connection with the sale of the Grand Canal Shops mall, Las Vegas Sands, Inc. leased to GGP the spaces occupied by the restaurants operated by Valentino Las Vegas LLC and Night Market, LLC, and sold to GGP the space occupied by the restaurant operated by Postrio Las Vegas LLC.

Stock Option and Other Loans

In January 2002, our principal stockholder made loans to each of Messrs. Weidner, Stone and Goldstein to enable them to exercise options that they had been granted to purchase Common Stock from the principal stockholder. Each loan is evidenced by a full recourse demand promissory note with interest at the short term annual applicable federal rate (as defined in Section 7872 of the Internal Revenue Code) determined to be a market rate at the date of issuance consistent with the financial profile of the borrower, to be adjusted each January, and compounding annually. In 2004, such rate was 1.71%. Following termination of any of such borrowers’ employment with Las Vegas Sands, Inc. under certain circumstances, the interest rate of the loan to that person may change to Las Vegas Sands, Inc.’s weighted average cost of capital, if greater than the rate in effect at the time of such termination. Payments of a portion of accrued interest are due each year ten days following the filing of such borrower’s income tax return. Payments on the outstanding principal are payable on demand or following a sale of shares by each borrower in excess of 25% of his holdings. A loan will immediately be due upon an individual filing for bankruptcy or upon other similar actions. Each note is a full recourse loan and is collateralized by a pledge of the Common Stock issued to each borrower. Other than in limited circumstances, each borrower may not dispose of his shares of Common Stock prior to repayment of his loan. As of December 31, 2004, $5,757,151, $4,317,864 and $2,878,576 was outstanding under the loans to Messrs. Weidner, Stone and Goldstein, respectively.

In March 2004, our principal stockholder made a loan to Mr. Forman to enable him to purchase Common Stock from the principal stockholder. The loan was evidenced by a full recourse demand promissory note with floating interest at the applicable federal rate (as defined in Section 7872 of the Internal Revenue Code), compounding annually. In March 2004, such rate was 1.71%. Payments of a portion of accrued interest were due each year ten days following the filing of Mr. Forman’s income tax return. Payments on the outstanding interest and principal were payable on demand or following a sale by Mr. Forman of the Common Stock. This note was collateralized by a pledge of the Common Stock issued to Mr. Forman. Mr. Forman repaid all outstanding amounts under his loan on October 19, 2004.

Other Transactions with our Principal Stockholder and his Family

Las Vegas Sands, Inc. has employed Dr. Miriam Adelson, the principal stockholder’s wife, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnership with key community groups and faith-based organizations. Her annual salary is $50,000 per year.

Las Vegas Sands, Inc. employed the principal stockholder’s stepdaughter, who previously worked as a member of the Corporate Finance Group of a national accounting firm, as Executive Consultant for Corporate Development, and her husband, an Israeli attorney, as International Business Development Specialist, from October 2003 to August 2004, both at annualized salaries of $85,000 per year.

Based on the advice of an independent security consultant, Las Vegas Sands, Inc. provides security coverage for our principal stockholder, his spouse and children. The principal stockholder reimburses the Company for a portion of the Company’s cost of providing security (and related automobiles) which the Company has determined to be the personal value to him as opposed to a business expense for the Company.

Las Vegas Sands, Inc. purchases amenities and other products used by hotel guests, such as robes, towels and slippers, from Deluxe Hotels Supply, LLC, an approved Venetian vendor. Deluxe Hotels Supply is owned by the principal stockholder’s brother, Leonard Adelson. Las Vegas Sands, Inc. purchased $2.5 million of products from Deluxe Hotels Supply in 2004. Management believes that the terms and conditions of the purchases are no less favorable than those negotiated with independent third parties.

Our principal stockholder’s brother, Leonard Adelson, acted as a finder in connection with securing an agreement with a laundry provider, for which he was paid a finder’s fee of $1.3 million in 2004.

Management Loans

In April 2003, Las Vegas Sands, Inc. made loans to certain of its executive officers. Loans were made to Messrs. Weidner, Stone and Goldstein with amounts outstanding as of the repayment date of $336,551, $252,412 and $168,275, respectively. The loans bore interest at the greater of 4% per annum and an applicable short-term federal rate. The loans were to mature on the earlier of December 31, 2010, the date any public offering of Las Vegas Sands, Inc.’s shares commences pursuant to a registration statement or the date on which the borrower disposes of any of his shares of Las Vegas Sands, Inc. In September 2004, each of Messrs. Weidner, Stone and Goldstein repaid their loans in full.

Property and Casualty Insurance

Prior to April 2005 the Company and entities controlled by the Company’s principal stockholder which are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchased property and casualty insurance (including aviation related coverages) together. The Stockholder Controlled Entities and the Company each were allocated their applicable share of the premiums. Commencing with the April 2005 coverage renewals, the Company and the Stockholder Controlled Entities will purchase separate insurance coverages, except that the respective groups will continue to purchase aviation related coverages together. The two groups will allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above. During 2004, the Stockholder Controlled Entities were separately invoiced for, and separately paid for, insurance purchased on behalf of the Stockholder Controlled Entities in the amount of approximately $450,000. The allocation of premiums due for coverages placed on behalf of the Company and the Stockholder Controlled Entities, respectively, was determined with the assistance of an insurance consultant who arranged for the placement of the coverages.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect two Class I directors. The two nominees are Charles D. Forman and Irwin A. Siegel.

In the event either of the nominees should be unavailable to serve as Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Nominee Information

Charles D. Forman. Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, Inc. since March 2004. Mr. Forman has served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business since 2002. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of Interface Group, Inc., a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988.

Irwin A. Siegel. Mr. Siegel has been a director of the Company and of Las Vegas Sands, Inc. since February 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche, LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is the incoming president of the Weinstein Hospice in Atlanta.

The Board of Directors recommends a vote FOR adoption of this proposal. If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company is scheduled to meet prior to the stockholders’ meeting to select, subject to ratification by the stockholders, the independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ended December 31, 2005. It is anticipated the Audit Committee will select the firm of PricewaterhouseCoopers LLP.

A representative of PricewaterhouseCoopers LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR adoption of this proposal. If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends.

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2006 annual meeting of stockholders, to be considered for inclusion in our Proxy Statement for such annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no earlier than February 9, 2006 and no later than March 11, 2006, to the attention of the Corporate Secretary as follows: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

With respect to any proposal by a stockholder not seeking to have its proposal included in the Proxy Statement but seeking to have its proposal considered at the 2006 annual meeting, if that stockholder fails to notify us of its proposal in the manner set forth above by March 11, 2006, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2006 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the Proxy Statement for such annual meeting. Any stockholder proposals must comply in all respects with Rule 14a-4 of Regulation 14A and other applicable rules and regulations of the SEC.

OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

The Company’s Annual Report to Stockholders for the year ended December 31, 2004 accompanies this Proxy Statement.

By Order of the Board of Directors,

Sheldon G. Adelson Chairman of the Board and Chief Executive Officer

APPENDIX A—AUDIT COMMITTEE CHARTER

LAS VEGAS SANDS CORP. AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Las Vegas Sands Corp. (the “Company”) in fulfilling its oversight responsibilities with respect to (a) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, (d) the audit of the Company’s financial statements and (e) the performance of the Company’s internal audit function and independent auditors.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Organization

The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the New York Stock Exchange and any other regulatory requirements, subject to the phase-in periods permitted by the New York Stock Exchange under which the Audit Committee is required to have only one independent member at the time of listing, a majority of independent members within 90 days of listing and a fully independent Audit Committee within one year of listing. If a member of the Audit Committee ceases to be independent in accordance with the above referenced independence requirements, for reasons outside the member’s reasonable control, that person, with notice by the Company to the New York Stock Exchange, may remain an Audit Committee member until the earlier of, the next annual stockholders meeting of the Company or one year from the occurrence of the event that caused the member to be no longer independent. As soon as practicable, the Company’s board shall appoint at least one member of the Audit Committee who shall have accounting or related financial management expertise, as the Company’s board determines in its business judgment.

The members of the Audit Committee shall be appointed by the Board. Members of the Audit Committee may be removed at any time by action of the Board. The Audit Committee’s chairperson shall be designated by the Board or, if it does not do so, the members of the Audit Committee shall elect a chairperson by a vote of the majority of the full Audit Committee. No Audit Committee member shall serve on the audit committees of more than three public companies without the determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee.

Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Authority and Responsibilities

In recognition of the fact that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, the Audit Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), (b) approve all audit engagement fees and terms and all non-audit engagements with the independent auditors and (c) perform such other duties and responsibilities set forth under the Securities Exchange Act. The Audit Committee may consult with management and the internal audit group but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

With respect to the independent auditors:

1. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company and ensure that each such independent auditors shall report directly to it.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of the Audit Committee to a designated member of the Audit Committee, provided that the decisions made by such member are presented to the full Audit Committee at its next scheduled meeting for ratification. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to audit and non-audit services. Evaluate on an annual basis the performance of the independent auditors, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors.

3. Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

4. At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (c) (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company.

5. Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements of Regulation S-X have been complied with. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

6. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

7. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

With respect to the annual financial statements:

8. Meet to review and discuss the Company’s annual audited financial statements with management, the internal audit group and the independent auditors, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9. Discuss with the independent auditors the matters required to be discussed by Statements on Auditing Standards Nos. 61, 89 and 90.

10. Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

11. Prepare the report required by the Securities and Exchange Commission to be included in the Company’s periodic reports, annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:

12. Meet to review and discuss the Company’s quarterly financial statements with management, the internal audit group and the independent auditors, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Annual reviews:

13. Discuss with management and the independent auditors major issues regarding accounting principles used in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

14. Prior to the filing of any audited financial statements with the Securities and Exchange Commission, review with the independent auditors (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors and (iii) other material written communications between the independent auditors and management.

Periodic reviews:

15. Periodically meet separately with each of management, the independent auditors and the internal audit group. At such meetings review (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

16. Periodically review with the independent auditors any other audit problems or difficulties (including accounting adjustments that were noted or proposed by the independent auditors but passed by management (due to immateriality or otherwise)), communications between the audit engagement team and the independent auditors’ national office regarding auditing or accounting issues and management or internal control letters issued, or proposed to be issued, by the independent auditors to the Company) and management’s response to such letters.

17. Periodically discuss with the independent auditors, without management being present, (a) their judgment about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

18. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

19. Review and discuss with management, the internal audit group, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in regulatory and accounting initiatives, standards or rules.

Discussions with management:

20. Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

21. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

22. Review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the internal audit function and internal controls:

23. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.

24. Review and approve the appointment and replacement of the Company’s chief internal auditor.

25. Review on an annual basis the performance of the internal audit group.

26. In consultation with the independent auditors and the internal audit group, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

28. Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the independent auditors’ attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002.

29. Review with management and the independent auditors any reports or disclosure submitted by management to the Audit Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

Other:

30. Review and approve all related-party transactions.

31. Review and approve (a) any amendment to or waiver from the Company’s code of business conduct and ethics for executive officers and directors and (b) any public disclosure made regarding such change or waiver.

32. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

33. Review its own performance annually.

34. Report regularly to the Board. Review with the full Board any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit group.

35. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Former Employees of the Independent Auditors

The Audit Committee shall be required to preapprove the hiring of any employee or former employee of the independent auditors who was a member of the Company’s audit engagement team within the preceding two fiscal years. The Audit Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the independent auditor and was a member of the Company’s audit engagement team within the preceding two fiscal years unless (A) (i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Audit Committee determines that the hiring of such individual is in the best interests of the Company’s stockholders or (B) such individual becomes employed by the Company as a result of a business combination and the Audit Committee was made aware of such individual’s prior relationship with the Company as a member of its audit engagement team.

Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other advisors or consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of (a) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other advisors or consultants retained to advise the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

June 9, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEM 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:

FOR ALL NOMINEES

Charles D. Forman

Irwin A. Siegel

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR

AGAINST

ABSTAIN

2. To consider and act upon the ratification of the selection of an independent registered public accounting firm.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted for Items 1 and 2.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.amstock.com for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

I plan to attend meeting

Signature of Stockholder Date:

Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Admission Ticket

Annual Meeting

of LAS VEGAS SANDS CORP.

June 9, 2005

9:00 a.m. (New York Time) Hilton Millennium Hotel, Chelsea Room

55 Church Street New York, New York 10007

This ticket must be presented at the door for entrance to the meeting. Stockholders may bring one guest to the meeting.

Stockholder Name:

[    ] WITH SPOUSE/SIGNIFICANT OTHER

[    ] WITHOUT SPOUSE/SIGNIFICANT OTHER

(Please Print)

Agenda

1. To elect two directors to the Board of Directors for a three-year term;

2. To consider and act upon the ratification of the selection of an independent registered public accounting firm;

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

1

FORM OF PROXY LAS VEGAS SANDS CORP.

Proxy for Annual Meeting of Stockholders

June 9, 2005

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Scott D. Henry and Bradley K. Serwin, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. (the “Company”) to be held at the Hilton Millennium Hotel, Chelsea Room, 55 Church Street, New York, New York 10007 on June 9, 2005, at 9:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

(Continued and to be SIGNED on the other side)

COMMENTS:

14475